UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 3, 2006

State Bancorp, Inc.
(Exact name of registrant as specified in its charter)

New York	0-14874	11-2846511
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

699 Hillside Avenue
New Hyde Park, NY 11040
(Address of principal executive offices)

Registrant’s telephone number, including area code (516) 437-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

State Bancorp, Inc. (the “Company”) entered into Amended and Restated Change of Control Employment Agreements with each of the following employees (the “Employees”) as of October 3, 2006 (the “Agreements”): Thomas F. Goldrick, Jr., Daniel T. Rowe, Richard W. Merzbacher; Brian K. Finneran and Frederick C. Braun. The Agreements replace the Employees’ previous change of control employment agreements with the Company:

The amendments to the Agreements were made in order to bring the Employees’ current agreements into compliance with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and to cap severance payments to the maximum amount permitted by Section 280G of the Code. The following summarizes the significant changes contained in the Agreements compared to the previous change of control employment agreements: (i) the definition of Change in Control has been amended to comply with Section 409A; (ii) the acceleration of equity compensation awards has been modified to reflect the new types of awards available under the Company’s 2006 Equity Compensation Plan; (iii) the definitions have been changed so that the computation of severance is three times the Employee’s “average annual compensation,” including equity awards (but subject to a cap as described below); (iv) a six-month deferral following a separation from service has been added for key employees when necessary to comply with Section 409A; and (v) a cap on the amount of severance has been added so that no “parachute payment” under Section 280G of the Code is made that would cause the payment to be non-deductible to the Company and subject to an excise tax. The cap is three times average annual compensation. The Employee can choose what benefits are cut back, as necessary.

The foregoing description is qualified in its entirety by reference to the Amended and Restated Change of Control Employment Agreements attached hereto as Exhibits 99.1-99.5 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

99.1	Amended and Restated Change of Control Employment Agreement by and between State Bancorp, Inc. and Thomas F. Goldrick, Jr., dated as of October 3, 2006.
99.2	Amended and Restated Change of Control Employment Agreement by and between State Bancorp, Inc. and Daniel T. Rowe, dated as of October 3, 2006.
99.3	Amended and Restated Change of Control Employment Agreement by and between State Bancorp, Inc. and Richard W. Merzbacher, dated as of October 3, 2006.
99.4	Amended and Restated Change of Control Employment Agreement by and between State Bancorp, Inc. and Brian K. Finneran, dated as of October 3, 2006.
99.5	Amended and Restated Change of Control Employment Agreement by and between State Bancorp, Inc. and Frederick C. Braun, dated as of October 3, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 3, 2006	State Bancorp, Inc.

	By:	/s/ Brian K. Finneran
Brian K. Finneran Chief Financial Officer